                  ORBIT INTERNATIONAL CORP. AND SUBSIDIARIES

                 INDEX TO FINANCIAL STATEMENTS AND SCHEDULES
           FILED WITH THE ANNUAL REPORT OF THE COMPANY ON FORM 10-K

                     FOR THE YEAR ENDED DECEMBER 31, 1995


PART II:

   REPORT OF INDEPENDENT AUDITORS

   CONSOLIDATED BALANCE SHEETS AS AT DECEMBER 31,
   1995 AND DECEMBER 31, 1994


   CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE
   YEARS ENDED DECEMBER 31, 1995 AND DECEMBER 31, 1994,
   FOR THE SIX MONTHS ENDED DECEMBER 31, 1993 AND FOR
   THE YEAR ENDED JUNE 30, 1993


   CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS'
   EQUITY FOR THE YEARS ENDED DECEMBER 31, 1995 AND
   DECEMBER 31, 1994, FOR THE SIX MONTHS ENDED
   DECEMBER 31, 1993 AND FOR THE YEAR ENDED JUNE 30,
   1993


   CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE
   YEARS ENDED DECEMBER 31, 1995 AND DECEMBER 31, 1994,
   FOR THE SIX MONTHS ENDED DECEMBER 31, 1993 AND FOR
   THE YEAR ENDED JUNE 30, 1993

   NOTES TO FINANCIAL STATEMENTS


PART IV:

   SCHEDULE:

     REPORT OF INDEPENDENT AUDITORS ON SCHEDULE

     II - VALUATION AND QUALIFYING ACCOUNTS

Other Part IV schedules are omitted because the information is included elsewhere in the financial statements or the notes thereto, or the conditions requiring the filing of such schedules are not applicable.
                        REPORT OF INDEPENDENT AUDITORS



Board of Directors and Stockholders
Orbit International Corp.
Hauppauge, New York


    We have audited the accompanying consolidated balance sheets of Orbit International Corp. and subsidiaries as at December 31, 1995 and December 31, 1994 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 1995 and December 31, 1994, for the six months ended December 31, 1993 and for the year ended June 30, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements enumerated above present fairly, in all material respects, the consolidated financial position of Orbit International Corp. and subsidiaries at December 31, 1995 and December 31, 1994 and the consolidated results of their operations and their consolidated cash flows for the years ended December 31, 1995 and December 31, 1994, for the six-month period ended December 31, 1993 and for the year ended June 30, 1993 in conformity with generally accepted accounting principles.


New York, New York
March 21, 1996

With respect to Note B
paragraph
 (4)
March 28, 1996
                    ORBIT INTERNATIONAL CORP. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS




       December 31,


A
S S
 E T S
    1995
    1994



(Note G)











Current assets:




   Cash and cash equivalents
(Note A[2]) . . . . . . . . .
$ 2,274,000
$   815,000


   Investments in marketable
securities




     (Notes
A[6],
 G[4] and
R).
 .
7,495,000
9,138,000


   Accounts receivable (less
estimated doubtful




     accounts of $1,576,000 at
December 31,




     1995 and $769,000 at
December 31, 1994) . . . . . . .

854,000

5,277,000


   Inventories (Notes A[3] and
D). . . . . . . . . . . . .

13,124,000

21,006,000


   Other current assets. . . . .

  1,669,000
  1,191,000


          Total current assets .
25,416,000
37,427,000







Property, plant and equipment -
at cost, less




   accumulated depreciation and
amortization




   (Notes A[4] and E). . . . . .
3,069,000
3,279,000


Excess of cost over the fair
value of assets





acquired

(less
 accumulated
amortization of




   $252,000 at December 31, 1995
and $1,093,000




   at December 31,
1994)

(Note
A[5])
 . . . . . . . . . .

834,000

12,129,000


Restricted cash investments
(Notes A[6], G[4] and R) . . .

7,567,000

7,805,000


Other assets (Notes A[7] and B).
347,000
2,871,000


Investments in marketable
securities




   (Notes A[6], G[4] and R). . .
    795,000








          T O T A L. . . . . . .
$38,028,000
$63,511,000












L I A B I L I T I E S









Current liabilities:




   Notes payable (Note G[2]) . .

$ 2,602,000


   Current portion of long-term
obligations





(Notes B and G[1]).
 . . . .


$ 2,292,000
3,096,000


   Accounts payable. . . . . . .
3,860,000
3,734,000


   Accrued
expenses (Note B)
 . .
4,090,000
2,367,000


   Due to factor . . . . . . . .
 15,294,000
 11,540,000


          Total current
liabilities. . . . . . . . . . .

25,536,000

23,339,000








Long-term obligations (less
current portion)






   (Notes
 B and G[1]).
 . . . . .

1,097,000
8,909,000


Other
liabilities (Note B)
 . . .

  2,077,000



          Total liabilities. . .
 28,710,000
 32,248,000







Commitments and contingencies
(Notes B, F and J)














STOCKHOLDERS' EQUITY




(Notes G[3] and H)









Common stock - $.10 par value. .
877,000
877,000


Additional paid-in capital . . .
23,285,000
23,170,000


Retained earnings (deficit). . .
(4,026,000)
18,227,000


Less treasury stock, at cost . .
(9,588,000)
(9,520,000)


Less unearned portion of
compensatory stock. . . .  . . .


(148,000)


Foreign currency translation
adjustment. . . . . . . . .  . .

 (1,230,000)

 (1,343,000)


          Total stockholders'
equity . . . . . . . . . . . . .

  9,318,000

 31,263,000







          T O T A L. . . . . . .

$38,028,000
$63,511,000




Attention is directed to the foregoing accountants' report and to the accompanying notes to financial statements.

           ORBIT INTERNATIONAL CORP. AND SUBSIDIARIES
              CONSOLIDATED STATEMENTS OF OPERATIONS






Six Months




Year Ended
Ended
Year Ended



         December 31,
December 31,
June 30,



     1995
    1994
    1993

    1993





Net sales (Notes A[7] and C).
 . . . . . . . . . . . . .
$ 58,234,000
$ 57,830,000
$42,819,000
$ 73,545,000


Cost of sales . . . . . . . .
 . . . . . . . . . . . . .
  53,055,000
  47,401,000
 33,467,000
  54,210,000









Gross profit. . . . . . . . .
 . . . . . . . . . . . . .
   5,179,000
  10,429,000
  9,352,000
  19,335,000









Other (income), costs and
expenses:






   Selling, general and
administrative. . . . . . . .
 .
19,807,000
15,911,000
7,391,000
16,908,000


   Interest . . . . . . . . .

3,008,000
1,468,000
976,000
1,064,000


   Investment and other
income. . . . . . . . . . . .

(4,999,000)

(2,015,000)

(1,482,000)

(1,312,000)


   Write-off of excess of
cost over fair value of






     assets acquired and
other intangible assets






     (net of purchase price
adjustment of $3,436,000)






     (Note B) . . . . . . . .
9,780,000





   Gain arising from sale of
stock by subsidiary






     (Note N) . . . . . . . .



(13,738,000)


   Equity in (earnings) loss
of and write-down/write-






     off of investment in
affiliate (Notes A[1] and N).



13,987,000

  8,386,000

     (73,000)





  27,596,000

  29,351,000

 15,271,000

   2,849,000


Earnings (loss) before taxes
and cumulative effect of






   a change in accounting
principle . . . . . . . . . .

(22,417,000)

(18,922,000)

(5,919,000)

16,486,000


Taxes (benefit) on income
(Notes A[8] and K). . . . . .

    (164,000)

  (1,927,000)

 (2,174,000)

   5,894,000









Earnings (loss) before
cumulative effect of a change






   in accounting principle. .
 . . . . . . . . . . . . .
(22,253,000)
(16,995,000)
(3,745,000)
  10,592,000









Cumulative effect of a change
in accounting principle






   (Note O) . . . . . . . . .
 . . . . . . . . . . . . .



     643,000
















NET EARNINGS (LOSS) . . . . .
 . . . . . . . . . . . . .
$(22,253,000)
$(16,995,000)
$(3,745,000)
$ 11,235,000
















Earnings (loss) per share
(Note L):






   Earnings (loss). . . . . .
 . . . . . . . . . . . . .
$(3.78)
$(2.75)
$(.57)
$1.59


   Cumulative effect of a
change in accounting






     principle (Note O) . . .
 . . . . . . . . . . . . .



  .10
















NET EARNINGS (LOSS) . . . . .
 . . . . . . . . . . . . .
$(3.78)
$(2.75)
$(.57)
$1.69










Attention is directed to the foregoing accountants' report and to the accompanying notes to financial statements.
               ORBIT INTERNATIONAL CORP. AND SUBSIDIARIES
        CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY




Capital Stock





25,000,000 Shares






Authorized





Number of

Additional
Retained



Shares

Paid-in
Earnings



  Issued

   Amount

   Capital

 (Deficit)




Balance - June 30,
1992. . . . . . .

11,714,000

$1,171,000

$32,323,000

$ 27,732,000


Exercise of stock
options. . . . . .

9,000

1,000

41,000



Compensatory stock
earned. . . . . .






Compensation
attributable to stock






   options . . . . .


231,000



Foreign currency
translation






   adjustment. . . .






Net earnings for the
year. . . . . .









  11,235,000









Balance - June 30,
1993. . . . . . .

11,723,000

1,172,000

32,595,000

38,967,000


Purchases of treasury
stock. . . . .






Compensatory stock
earned. . . . . .






Compensation
attributable to stock






   options . . . . .


115,000



Foreign currency
translation






   adjustment. . . .






Net (loss) for the
six months






   ended December 31,
1993 . . . . .









  (3,745,000)









Balance - December
31, 1993. . . . .

11,723,000

1,172,000

32,710,000

35,222,000


Purchases of treasury
stock. . . . .






Compensatory stock
earned. . . . . .






Compensation
attributable to stock






   options . . . . .


231,000



Foreign currency
translation






   adjustment. . . .






Retirement of
treasury shares. . .

(2,952,000)

(295,000)

(9,771,000)



Net (loss) for the
year ended






December 31, 1994





 (16,995,000)









Balance - December
31, 1994. . . . .

8,771,000

877,000

23,170,000

18,227,000


Purchases of treasury
stock. . . . .






Compensatory stock
earned. . . . . .






Compensation
attributable to stock






   options . . . . .


115,000



Foreign currency
translation






   adjustment. . . .






Net (loss) for the
year ended






   December 31, 1995





 (22,253,000)









BALANCE - DECEMBER
31, 1995

 8,771,000

$  877,000


$23,285,000


$ (4,026,000)







Attention is directed to the foregoing accountants' report and to the accompanying notes to financial statements.

















                 ORBIT INTERNATIONAL CORP. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY














Unearned Portion of




  Treasury Stock
Compensatory Stock
Foreign



Number

Number

Currency



of

of

Translation



  Shares
   Amount

 Shares
  Amount

Adjustment




Balance - June 30,
1992. . . . . . .

5,087,000

$ 16,977,000

138,000

$ 884,000

$   (255,000)


Exercise of stock
options. . . . . .







Compensatory stock
earned. . . . . .



(46,000)

(294000)



Compensation
attributable to stock







   options . . . . . .







Foreign currency
translation







   adjustment. . . . .




(429,000)


Net earnings for the
year. . . . . .





















Balance - June 30,
1993. . . . . . .

5,087,000

16,977,000

92,000

590,000

(684,000)


Purchases of treasury
stock. . . . .

229,000

1,129,000





Compensatory stock
earned. . . . . .



(23,000)

(148,000)



Compensation
attributable to stock







   options . . . . . .







Foreign currency
translation







   adjustment. . . . .




(246,000)


Net (loss) for the six
months







   ended December 31,
1993 . . . . .
















Balance - December 31,
1993. . . . .

5,316,000

18,106,000

69,000

442,000

(930,000)


Purchases of treasury
stock. . . . .

480,000

1,480,000





Compensatory stock
earned. . . . . .



(46,000)

(294,000)



Compensation
attributable to stock







   options . . . . . .







Foreign currency
translation







   adjustment. . . . .




(413,000)


Retirement of treasury
shares. . . .

(2,952,000)

(10,066,000)





Net (loss) for the
year ended







   December 31, 1994 .
















Balance - December 31,
1994. . . . .

2,844,000

9,520,000

23,000

148,000

(1,343,000)


Purchases of treasury
stock. . . . .

41,000

68,000





Compensatory stock
earned. . . . . .



(23,000)

(148,000)



Compensation
attributable to stock







   options . . . . . .







Foreign currency
translation







   adjustment. . . . .




113,000


Net (loss) for the
year ended







   December 31, 1995 .
















BALANCE - DECEMBER 31,
1995

 2,885,000

$  9,588,000


 - 0 -

$  - 0 -

 $(1,230,000)







Attention is directed to the foregoing accountants' report and to the accompanying notes to financial statements.



































                  ORBIT INTERNATIONAL CORP. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS






Six Months




Year Ended
Ended
Year Ended



         December 31,

December 31,
June 30,




    1995
    1994
    1993
    1993


Cash flows from operating
activities:






   Net earnings (loss) . . .
$(22,253,000)
$(16,995,000)
$ (3,745,000)
$ 11,235,000


   Adjustments to reconcile
net earnings (loss) to net
cash provided by (used in)
operating






     activities:







       Inventory reserves. .

4,500,000





       Deferred compensation

801,000






       Provision for
doubtful accounts . . . . .


798,000


(85,000)

66,000

126,000


       Depreciation and
amortization . . . . . . . .


398,000


521,000

262,000

457,000


       Write-off intangible
assets . . . . . . . . . . .


9,780,000






       Cumulative effect of
a change in accounting
principle . . . . . . . . .





(643,000)


       Gain arising from
sale of stock by subsidiary




(13,738,000)


       Earnings of
subsidiary prior to
divestiture of controlling
interest . . . . . . . . . .






(1,622,000)


       Equity in earnings
(loss) of and
writedown
 of
investment in affiliate . .




13,987,000


8,386,000


(73,000)


       Charges to affiliate.



(1,704,000)


       Amortization and
write-off of goodwill. . . .

58,000

671,000

337,000

56,000


       Deferred tax
(benefit). . . . . . . . . .


(2,115,000)

(2,796,000)

5,179,000


       Compensatory issuance
of stock and options. . . .

262,000

525,000

262,000

525,000


       Gain on Sale of
marketable securities. . . .


(173,000)





       Change in value of
marketable securities. . . .


(222,000)


(222,000)

25,000



       Imputed interest on
acquisition note. . . . . .


213,000


274,000




       Purchases of
marketable securities. . . .

(24,229,000)

(24,594,000)




       Proceeds of sales of
marketable securities. . . .

25,710,000


22,122,000




       Gain on sale of fixed
assets. . . . . . . . . . .


(79,000)






       Write-off of fixed
assets . . . . . . . . . . .


144,000






       Changes in operating
assets and liabilities, net
of effects from acquisitions
of






         businesses in 1993:






           (Increase)
decrease in accounts
receivable. . . . . . . . .



3,729,000



(192,000)


(2,258,000)


412,000


           Decrease
(increase) in inventories. .


3,465,000

(6,036,000)

7,475,000

2,497,000


           (Increase)
decrease in prepaid and
refundable taxes . . . . . .

168,000


(168,000)


(432,000)


           (Increase) in
other assets. . . .

(4,000)

641,000

 207,000

282,000


           Increase
(decrease) in accounts
payable . . . . . . . . . .


165,000


(784,000)


482,000


(416,000)


           (Decrease)
increase in accrued expenses

1,881,000

(1,597,000)

(344,000)

88,000


           (Decrease)
increase in income taxes
payable . . . . . . . . . .


    (245,000)


     188,000


     180,000






             Net cash
provided by (used in)
operating activities . . . .


   4,699,000


 (13,523,000)


   8,371,000


   2,229,000



Cash flows from investing
activities:






   Purchases of marketable
securities. . . . . . . . .



(17,930,000)

(36,310,000)


   Proceeds of sales of
marketable securities. . . .



15,901,000

26,030,000


   Acquisitions of fixed
assets. . . . . . . . . . .

(455,000)

(611,000)

(96,000)

(139,000)


   Purchase of net assets of
acquired companies. . . . .


(9,122,000)
(615,000)


   Decrease in other assets.
0
0
0
 0


   Proceeds on sale of fixed
assets. . . . . . . . . . .

216,000

479,000




   Acquisition costs related
to purchase of businesses .


(27,000)

(37,000)

(198,000)


   Collections of affiliate
advances . . . . . . . . . .



167,000

18,380,000


   Proceeds from sales of
affiliates stock . . . . . .







     523,000



             Net cash
provided by (used in)
investing activities . . . .


   (239,000)


    (159,000)



 (11,117,000)


   7,671,000



Cash flows from financing
activities:






   Repayments of debt. . . .

(7,079,000)
(5,746,000)
(5,218,000)
(1,817,000)


   Proceeds of debt. . . . .
395,000
5,214,000
5,000,000



   Increase (decrease) in
due to factor. . . . . . . .

3,754,000

11,086,000

(1,555,000)



   Proceeds from exercise of
stock options . . . . . . .




42,000


   Purchase of treasury
stock. . . . . . . . . . . .

     (68,000)

  (1,480,000)

 (1,129,000)





             Net cash (used
in) financing activities . .

  (2,998,000)

   9,074,000

 (2,902,000)

 (1,775,000)


Effect of exchange rate
changes on cash. . . . . . .

      (3,000)

     (24,000)

       6,000

      48,000










NET INCREASE (DECREASE) IN
CASH AND CASH EQUIVALENTS .

1,459,000

(4,632,000)

(5,642,000)

8,173,000


Cash and cash equivalents -
beginning of period. . . . .

     815,000

   5,447,000

  11,089,000

   2,916,000










CASH AND CASH EQUIVALENTS -
END OF PERIOD. . . . . . . .


$  2,274,000

$    815,000

$  5,447,000

$ 11,089,000










(continued)






                    ORBIT INTERNATIONAL CORP. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (continued)








Six Months




Year Ended
Ended
Year Ended



        December 31,

December 31,
  June 30,



     1995

    1994

    1993

    1993


Supplemental disclosures of
cash flow information:






   Cash paid for:






     Interest. . . . . . .
$2,994,000
$  1,392,000
$    708,000
$    652,000


     Income taxes (net of
refunds of $115,000,
$444,000, $24,000 and
$594,000 received for the






       year ended
December 31, 1995,
December 31, 1994 and
June 30, 1993,
respectively). . . . . .




(85,000)




(268,000)




436,000




538,000









Supplemental schedule of
noncash investing and
financing activities:













   [1]  In February 1993, the Company, through a wholly owned subsidiary, Symax

Garment Co. (1993) Ltd., acquired the operating assets of



Symax
 Garment Co. (1989) Ltd. The fair value of the net assets as of the date of acquisition is presented below:





          Inventories. . .

$    158,000




          Accounts
receivable. . . . . . . . .


99,000




          Property, plant
and equipment. . . . . . .


84,000




          Excess of cost
over the fair value of
assets acquired. . . . . .



277,000




          Other - net. . .

     (3,000)











                    Net
assets acquired. . . . . .


$    615,000








   [2] In July 1993, the Company acquired substantially all of the assets and the business of The Panda Group, Inc. The fair value of their assets and liabilities as of the date of acquisition are presented below:





          Inventories. . .

$  5,234,000




          Accounts
receivable. . . . . . . . .


247,000




          Prepaid and other
current assets . . . . . .


15,000




          Property, plant
and equipment. . . . . . .


136,000




          Excess of cost
over the fair value of
assets acquired. . . . . .



12,292,000





Noncompetition

agreements. . . . . . . . .


2,000,000




          Other long-term
assets . . . . . . . . . .


64,000




          Accounts payable

(2,306,000)




          Due to factor. .

(2,009,000)




          Accrued expenses
and other current
liabilities . . . . . . . .



(143,000)




          Note payable to
sellers at acquisition . .


 (6,408,000)











                    Net
assets acquired. . . . . .


$  9,122,000








Attention is directed to the foregoing accountants' report and to the accompanying notes to financial statements.

(NOTE A) - The Company and Summary of Significant Accounting
           Policies:

     [1] The consolidated financial statements include the accounts of Orbit International Corp. (the Parent ) and its subsidiaries

(collectively, the
 "Company"). All significant intercompany transactions have been eliminated in consolidation. Consolidated operations include the operations of USA Classic, Inc. ("Classic" or "affiliate") through November 1992, at which date Classic sold stock to the public, reducing the Company's equity interest in Classic to less than 50%. Thereafter the Company's investment in Classic is accounted for under the equity method (Note N). The Company's fiscal year end for financial reporting purposes is December 31.

          The Company is engaged in the import and manufacture of men's and women's garments. It is also engaged in the design, manufacture and sale of customized electronic components (see Note
M).

     [2] For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

     [3] Inventories are valued at the lower of cost (first-in, first-out) or market price.

          Cost of inventory represents the aggregate cost of direct materials, direct labor and manufacturing overhead. The manufacturing overhead included in the inventories is based on the ratio of manufacturing expenses to direct labor for each period.

     [4]  Property, plant and equipment are stated at cost.
Depreciation and amortization of the respective assets are computed using the straight-line method over their estimated useful lives.
Leasehold improvements are amortized using the straight-line method over the remaining life of the lease.

     [5] Excess of cost over the fair value of net assets of businesses acquired is being amortized on a straight-line basis over twenty years.

     [6] In January 1994, the Company adopted the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS 115). This standard requires the Company to classify its investments as held-to-maturity, available for sale, or trading. The Company classified all

(NOTE A) - The Company and Summary of Significant
           Accounting Policies:  (continued)

     [6]  (continued)

of its securities as trading securities and were carried at fair value through December 30, 1995. At December 30, 1995, the Company transferred all of its securities from trading securities to available-for-sale securities. Available-for-sale securities are carried at fair value, with the unrealized gains and losses, net of income taxes, reported as a separate component of stockholders equity. The cost of securities sold is based on the specific identification method. The change in how the Company classifies its securities had no significant impact on the Company's financial statements.

     [7] The Company records sales upon delivery for manufacturing contracts and upon completion of work for engineering contracts; however, in certain instances, the Company ships products to its major customer prior to the issuance of final purchase orders. Therefore, certain of the prices may be subject to adjustment when the customer has completed its review of all elements of the letter subcontract which is issued to the Company prior to the issuance of the purchase order. The Company provides for such adjustments, where appropriate.

     [8] During the six-month period ended December 31, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ( SFAS 109 ). Under SFAS 109, deferred income taxes are accounted for based on temporary differences between amounts of assets and liabilities for financial accounting and income tax reporting. Adoption of this statement had no material effect on the Company's results of operations or financial position.

     [9] The Company accounts for its foreign operations in accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation." Assets and liabilities are translated at period-end exchange rates. Income and expense items are translated using average exchange rates during the period. Foreign currency translation adjustments are not included in determining net income but are reported as a separate component of stockholders' equity.

(NOTE A) - The Company and Summary of Significant
           Accounting Policies:  (continued)

    [10] The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    [11]  In 1995, the Corporation adopted Statement of Financial
Accounting Standards ( SFAS ) 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to

be

Disposed

of
 ( SFAS
121"). This standard specifies when assets should be reviewed for impairment, how to determine if an asset is impaired, how to measure an impairment loss, and what disclosures are necessary in the financial statements. The effect of adopting SFAS 121 is not considered significant.

    [12] In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ( SFAS No. 123"). SFAS No. 123 is effective for financial statements for fiscal years beginning after December 15,
1995,
 and encourages all entities to adopt a fair value based method of accounting for stock-based compensation plans in which compensation cost is measured at the date the award is granted based on the value of the award and is recognized over the employee service period. However, SFAS No. 123 allows an entity to continue to use the intrinsic value based method prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ( APB No. 25"). The Company has not yet determined what the effects of adopting SFAS No. 123 would be on its financial statements and, therefore,
 has
not decided whether to adopt SFAS 123 or to continue to account for stock-based
 compensation in accordance with APB No. 25.

    [13] Except for the estimated fair value amounts presented in Note R, the Company considers the carrying amounts presented for financial instruments on the consolidated balance sheet to be the lower of cost or reasonable approximations of fair value. Considerable judgement is necessarily required in interpreting market date to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market transaction.

(NOTE B) - Acquisitions:

     On July 12, 1993 the Company completed the acquisition of substantially all of the assets and the business of The Panda Group, Inc. ("Panda" or "East/West") which is engaged in the design, importation and sale of women's activewear and outerwear, principally under the label "East/West." East/West is operated as a division of the Company (the "Division"). This acquisition was accounted for as a purchase.

     Pursuant to an asset purchase agreement (the "Purchase Agreement"), dated July 12, 1993, among the Company, Panda and the selling shareholders, the Company acquired substantially all of the assets of Panda for (i) $7,000,000 in cash, (ii) a secured promissory note to the sellers in the face amount of $8,000,000 (Note G[1]), and
(iii) the assumption of certain liabilities of Panda by the Company.

     The selling shareholders also entered into a noncompetition agreement for consideration of an aggregate of $2,000,000 in cash and the Company's offer of employment under the employment agreements.

     During the quarter ended September 30, 1995, the Company reevaluated this acquisition and wrote-off $13,216,000 representing the excess of the purchase price of Panda over the fair value of the assets acquired.

     On March 28, 1996, the Company entered into an agreement with the sellers of Panda whereby the purchase price for the assets under the original purchase
 agreement dated July 12, 1993 was reduced by $3,436,000.







In connection with this agreement, a promissory note
payable to the sellers in the amount of $7,088,000 was cancelled and replaced with a new promissory note with a net present value of
$1,535,000
 and certain other consideration amounting to $2,117,000.
As a result, the prior write-off of $13,216,000 of excess of cost over the fair value of assets acquired and other intangible assets was reduced by $3,436,000. These financial statements give retroactive effect to this transaction.

     The purchase price adjustment and the cancellation of the noncompete agreement were the culmination of negotiations entered into during the year ended December 31, 1995.
Therefore,
 the effects of
the purchase price adjustment were recorded in the December 31, 1995 financial statements.

     On February 23, 1993, the Company acquired through a wholly owned subsidiary, Symax Garment Co. (1993) Ltd. ("Symax"), the operating assets of Symax Garment Co. (1989) Ltd., a manufacturer of private label men's outerwear located in Vancouver, British Columbia, Canada. The purchase price for the assets consisted of a cash payment of approximately $615,000. The acquisition has been accounted for as a purchase.
(NOTE B) - Acquisitions:  (continued)

     Had the acquisitions of Symax and Panda been made on July 1, 1992 (unaudited) pro forma sales, earnings and earnings per share from continuing operations would have been $113,105,000, $11,583,000 and $1.74 per share, respectively, for the year ended June 30, 1993.


(NOTE
 C) - Major Customer:

     One major customer, which, in turn, sells its products to the United States government, accounted for approximately $6,353,000 (11%), $8,141,000 (14%), $4,504,000 (11%) and $7,846,000 (11%) of the
net consolidated sales for the years ended December 31, 1995 and December 31, 1994, for the six months ended December 31, 1993 and for the year ended June 30, 1993, respectively. Another customer accounted for $4,245,000 (10%) of the net consolidated sales for the six months ended December 31,
1993.


(NOTE
 D) - Inventories:

     Inventories comprise the following:



                                           December 31,
                                        1995          1994

          Raw materials. . . . . .  $ 1,594,000   $ 1,902,000
          Work in process. . . . .    4,756,000     5,697,000
          Finished goods . . . . .    6,774,000    13,407,000

                    T o t a l. . .  $13,124,000   $21,006,000


(NOTE E) - Property, Plant and Equipment:

     Property, plant and equipment are summarized as follows:

                                               December 31,
                                             1995         1994

     Land and building . . . . . . . . .  $2,688,000   $2,888,000
     Building and leasehold improvements     599,000      494,000
     Machinery and equipment . . . . . .   1,418,000    1,940,000
     Furniture and fixtures. . . . . . .     937,000      477,000
               T o t a l . . . . . . . .   5,642,000    5,799,000



     Accumulated depreciation
        and amortization . . . . . . . .   2,573,000    2,520,000



               B a l a n c e . . . . . .  $3,069,000   $3,279,000
/TABLE

(NOTE F) - Leasing Arrangements:

     Operating leases are for office, showroom, warehouse and manufacturing facilities and are subject to annual increases based on changes in the Consumer Price Index and increases in real estate taxes and certain operating expenses.

     Future minimum lease payments as at December 31, 1995 under operating lease agreements that have initial or remaining noncancellable lease terms in excess of one year are as follows:

          Year Ending
          December 31,

              1996. . . . . . . . . . . . . . .
$1,002,000


              1997. . . . . . . . . . . . . . .
953,000


              1998. . . . . . . . . . . . . . .
894,000


              1999. . . . . . . . . . . . . . .
622,000


              Thereafter. . . . . . . . . . . .
  213,000


                        Total minimum lease
                           payments . . . . . .
$3,684,000


     Operating lease rent expense for the years ended December 31, 1995 and December 31, 1994, for the six months ended December 31, 1993 and for the year ended June 30, 1993 was $1,170,000, $1,100,000,
$452,000 and $813,000, respectively.
(NOTE G) - Debt:

     [1]  Long-term obligations consist of the following:

                                                   December 31,
                                                1995         1994
Term loan collateralized by $1,120,000
 of treasury bills (1995), inventories,
 accounts receivable and general tangibles
 of the electronic subsystems division,
 bearing interest at LIBOR (5.875% at
 December 31, 1995) plus .75%, balance
 paid in January 1996.                       $1,000,000   $ 3,000,000

Promissory note to the sellers of Panda
 collateralized by the operating assets
 of the Company s East/West division
 (face amount $8,000,000) - effective
 interest at 4.15% at December 31, 1994
 and deemed cancelled on December 31, 1995
 pursuant to the
 purchase price adjustment
 (Note B paragraph 4) . . . . . . . . . .                   6,875,000

Promissory note payable to the sellers of
 Panda in connection with purchase price
 adjustment (Note B paragraph 4) (face
 amount
$1,850,000)
 - noninterest bearing,
 imputed interest at 6% payable in one
 installment of $500,000 on March 28, 1996,
 two installments of $250,000 on July 1, 1996
 and January 1, 1997 and twenty quarterly
 installments of $42,500 commencing
 March 31, 2002 . . . . . . . . . . . . . .   1,535,000

Term loan collateralized by certain real
 estate of the electronic subsystems
 division, bearing interest at LIBOR
 (5.875% at December 31, 1995) plus .75%
 (floating), payable in $250,000 quarterly
 installments through April 1, 1996 . . . .     250,000     1,250,000

Amount due to the estate of the principal
 officer payable in monthly installments
 through February 1998. . . . . . . . . . .     604,000

Term loan collateralized by certain
 treasury bills held by the Company
 bearing interest at LIBOR (6.13% at
 December 31 1994) plus .75%, payable
 in $232,500 quarterly installments through
 November 1, 1995 . . . . . . . . . . . . .                   650,000

Subordinated debt (face amount $239,000
 and $716,000) - imputed interest at 15%. .                   230,000

          T o t a l . . . . . . . . . . . .  3,389,000     12,005,000

Less current portion. . . . . . . . . . . .  2,292,000      3,096,000

Noncurrent portion. . . . . . . . . . . . . $1,097,000    $ 8,909,000
/TABLE

          Payments due on the Company s long-term debt (Note B paragraph 4) at December 31, 1995 are as follows:

               Year Ending
               December 31,

                   1996 . . . . . . . . . . .  $2,292,000
                   1997 . . . . . . . . . . .     517,000
                   1998 . . . . . . . . . . .      45,000
                   1999 . . . . . . . . . . .     - 0 -
                   2000 . . . . . . . . . . .     - 0 -
                   Thereafter . . . . . . . .     535,000

                             T o t a l. . . .  $3,389,000


     [2] Short-term notes payable aggregated $2,602,000 at December 31, 1994.

          In August 1995 Canada Classique, Inc. ( CCI ), Winnipeg Leather ( Winnipeg ) and Symax, wholly owned subsidiaries, entered into a new factoring arrangement with a bank. The new arrangement provides for borrowings of up to C$7,000,000 (US$5,130,000) based on eligible accounts receivable. All receivables factored under this arrangement are sold with recourse. Advances received are payable with interest at the bank s prime rate (8.4% at December 31, 1995) plus .75%.

          During the year ended December 31, 1995 gross proceeds received from the sale of factored accounts receivable amounted to C$7,359,000. In addition, C$3,640,000 of accounts receivable sold with recourse remains uncollected. This facility is collateralized by the inventory and accounts receivable of the subsidiaries. As security for its obligations under this facility, the Company has provided the lender with a $3,000,000 standby letter of credit.

          CCI had a C$6,000,000 (US$4,276,000) revolving credit facility with a bank in Canada which provided for increases of up to C$12,000,000 (US$8,552,000) during peak periods of production during the year (as defined). The interest rate on the primary facility was at the bank's prime lending rate (8% at December 31, 1994) plus .25% and during peak production, the prime rate plus .50% on the first C$5,000,000 of borrowings and prime rate plus .75% on any amounts borrowed above C$5,000,000. Borrowings under this facility amounted to C$3,146,000 (US$2,242,000) at December 31, 1994. The facility was collateralized by substantially all the assets of CCI.

          At December 31, 1994, Winnipeg Leather had a C$1,600,000 (US$1,140,000) revolving credit facility with a bank in Canada bearing interest at the bank's prime rate (8% at December 31, 1994) plus .75% collateralized by substantially all the assets of Winnipeg Leather. Borrowings under this facility amounted to C$506,000 (US$360,000) at December 31, 1994.

          Both of the lending facilities of CCI and Winnipeg Leather expired on December 31, 1993. The bank continued to lend to the companies under the same terms as the expired facilities through 1995. These facilities were repaid with funds received from the new factoring arrangement entered into August 1995.

     [3] Under the various debt agreements, the Company must comply with certain covenants which require them to maintain minimum balances of cash and cash equivalents and minimum levels of working capital, and tangible net worth at all times. The Company is also precluded from declaring and paying dividends without the consent of such lenders. The Company was in violation of certain covenants at December 31, 1995. However, subsequent to December 31, 1995, the Company repaid all existing debt subject to these financial covenants.

     [4] In July 1993 East/West entered into a restated and amended factoring agreement with the Company's primary lender. Advances by the factor prior to the maturity date of receivables sold bear interest at prime plus 1.50%. As security for its obligations under such amended facility, the Company has pledged approximately $6,150,000 of its marketable securities.

          In September 1994, East End (a wholly owned subsidiary) entered into a factoring agreement with the Company s primary lender under the same terms and conditions as East/West. The facility is guaranteed by the Company and as security for its obligations under such facility, the Company pledged approximately $2,500,000 of its marketable securities. In January and February 1996, the Company used approximately $1,700,000 of its marketable securities to reduce the amount owed under the facility.
(NOTE H) - Capital Stock, Options and Warrants:

     Under the Company's stock option plans, options for the purchase of the Company's common stock may be issued to officers, directors and key employees at prices and terms determined by the Board of Directors. The exercise price of certain options held by officers and employees may be paid in full or in part by shares of stock of the Company. Certain options may be exercised with a ten-year unsecured note and others may be exercised in part with one-year notes.

     A summary of activity related to the Company's stock option plans is as follows:

                                                           Number
                          Number of    Options Price     of Shares
                           Shares        Per Share      Exercisable
Outstanding at June 30,
   1992 . . . . . . . .     896,000   $4.50  -  $5.50     896,000
Exercised . . . . . . .      (9,000)  $4.50  -  $5.50

Cancelled
 . . . . . . .      (6,000)       $4.50
Outstanding at June 30,
   1993 . . . . . . . .     881,000   $4.50  -  $5.50     881,000
Granted . . . . . . . .      50,000        $5.125

Cancelled
 . . . . . . .     (31,000)  $4.50  -  $4.875
Outstanding at
   December 31, 1993. .     900,000   $4.75  -  $5.50     850,000
Granted . . . . . . . .     965,000        $3.125

Cancelled
 . . . . . . .    (900,000)  $4.75  -  $5.50
Outstanding at
   December 31, 1994. .     965,000        $3.125          - 0 -
Granted . . . . . . . .   1,002,000        $1.25

Cancelled
 . . . . . . .  (1,018,000)  $1.25  -  $3.125
Outstanding at
   December 31, 1995. .     949,000        $1.25           - 0 -

     At December 31, 1995 options for the purchase of 551,000 shares were available for future grant.


(NOTE I) - Employee Benefit Plans:

     A profit-sharing and incentive-savings plan provides benefits to certain employees who meet specified minimum service and age requirements. The plan provides for contributions by the Company equal to one-half of employee contributions (but not more than 2% of eligible compensation), and the Company may make additional contributions out of current or accumulated net earnings at the sole discretion of the Company's Board of Directors.

     The Company contributed $185,000, $312,000, $96,000 and $184,000, to the plans for the years ended December 31, 1995 and December 31, 1994, for the six months ended December 31, 1993 and for the year ended June 30, 1993, respectively.


(NOTE
 J) - Commitments and Contingencies:

     [1] Employment contracts, certain of which may be terminated by the Company on not less than three years prior notice and others expiring in 1996 with certain officers of the Company and its subsidiaries,
 provide for minimum annual compensation of $1,593,000.
Key officers are entitled to bonuses aggregating 5% of consolidated earnings before taxes, as defined, up to $5,000,000 and 7.5% thereafter. In the event of a change in control of the Company, certain officers have the right to elect a lump sum payment representing future compensation due them over the remaining years of their contracts.

     [2] A substantial portion of the revenues of the electronic subsystems division is subject to audit by U.S. government agencies. In the opinion of management, adjustments to such revenues, if any, will not have a material effect on the Company's financial position.

     [3] At December 31, 1995, the Company had letters of credit outstanding totalling approximately $1,169,000.

     [4] The Company sells the majority of its apparel products to department stores, mass merchandisers and specialty stores. A major customer of its electronic subsystems division sells the Company's products to the United States government (see Note C). The Company maintains its cash and money market accounts principally at two banks. The majority of the Company's investments are in United States Treasury bills, and various municipal and corporate bonds.

     [5] On September 23, 1993, a class action was commenced by an alleged shareholder of USA Classic (formerly a subsidiary of the Company), against USA Classic and certain of its directors in the United States District Court for the Southern District of New York. The action was commenced on behalf of shareholders, other than the defendants, who acquired their shares from November 20, 1992, the date of the initial offering, through September 22, 1993, and alleges violations of the Securities Act of 1933 in connection with the offering as well as violations of Section
10b
 of the Securities
Exchange Act of 1934. The plaintiffs are seeking compensatory damages as well as fees and expenses.

          On February 1, 1994, a Consolidated Amended Complaint was filed in the class action. The amended Complaint adds the Company as a defendant and alleges that the Company is a "controlling person" of USA Classic and an "aider and abetter" of the alleged violations of the securities laws. The Amended Complaint was answered on March 21, 1994. The class action has been stayed against USA Classic as a result of its filing for protection for relief under Chapter 11 of the Bankruptcy Code.

          On October 4, 1994, a Second Amended and Consolidated Complaint was filed in the class action. The Second Amended and Consolidated Complaint restated the allegations against the Company and added Paine Webber Incorporated and Ladenburg Thalmann & Co. Inc., the lead underwriters in the Offering, as additional defendants. On November 15, 1994, the Company and such underwriters moved to dismiss certain of the allegations in the Second Amended and Consolidated Complaint. On June 16, 1995, the motion for dismissal was denied in its entirety. On March 8, 1995, the plaintiff s representatives filed a motion for class certification. Since that date, the parties have been conducting depositions and reviewing documents relevant to issues of class certification. It is estimated that discovery in this matter will continue throughout 1996. The Company plans to continue to vigorously defend against this action.

     [6] In December 1995, a former officer of a subsidiary of the Company commenced an action against the Company in connection with his termination. The complaint alleges that he was wrongfully terminated in violation of his employment agreement with the Company. In
February 1996, the Company answered the complaint and issued a counterclaim
 against the officer and his counsel. The Company intends to vigorously defend all claims and to prosecute the counterclaims.

     [7] In December 1995, a supplier of the Company s subsidiary commenced an action for goods received and related equitable relief against both the subsidiary and the Company. In March 1996, the Company answered the complaint asserting counterclaims against the supplier. While the Company contests the allegations set forth in the complaint, in an effort to avoid litigation costs, the Company is engaging in negotiations to resolve the dispute with the supplier. Should negotiations prove to be unsuccessful, the Company intends to vigorously defend this action and prosecute its counterclaims.

     [8] The Company is partially self insured for its employee medical insurance for a maximum out-of-pocket cost of $67,000 per employee in each plan year. Actual claims paid by the Company amounted to approximately $300,000 and $400,000 in 1995 and 1994, respectively. Accrued expenses includes a reserve for health insurance claims of approximately $200,000 at December 31, 1995 and December 31, 1994.


(NOTE K) - Income Taxes:

     [1] The provision (benefit) for income taxes is comprised of the following:

                                                 Six Months
                             Year Ended             Ended      Year Ended
                             December 31,        December 31,   June 30,
                          1995         1994         1993         1993
     Current:
Federal . . . . . . .   $ - 0 -   $   - 0 -     $   155,000   $ 573,000
Foreign and state . .   (164,000)     188,000       467,000     142,000
     Deferred:
Federal . . . . . . .     - 0 -    (1,823,000)   (2,956,000)  5,058,000
Foreign and state . .     - 0 -      (292,000)      160,000     121,000
     T o t a l. . . .  $(164,000) $(1,927,000)  $(2,174,000) $5,894,000

     [2] Expected tax expense (benefit) based on the statutory rate is reconciled with actual tax expense for continuing operations as follows:

                               Percent of Pre-Tax Earnings (Loss)
                                  From Continuing Operations
                                         Six Months
                            Year Ended       Ended       Year Ended
                           December 31,    December 31,   June 30,
                          1995     1994        1993         1993

"Expected" tax expense
 (benefit). . . . . . .  (34.0)%  (34.0)%    (34.0)%       34.0 %
Increase (reduction)
 in taxes resulting from:
  Foreign and state income
   tax, net of federal
   income tax benefit . .  3.2      (.3)       8.7          1.4
  Nondeductible items . .  1.3      1.3        1.8           .7
  Tax exempt interest and
   dividend income . . .                       (.7)
(.1)
Nontaxable
 life insurance

proceeds.
 . . . . . . .  (6.7)

Utilization
 of net
 operating
losses. .
 . .

    (14.4)

Nonutilization
 of net
 operating and

capital
 loss carryforwards and

 carrybacks (Note K[4]).  35.0     22.1                     1.5






Utilization
 of tax

credits .
 . . . .
 . .
 .                       (.2)        (3.3)

Utilization
 of capital
 loss

carryforward . . .

                     (.4)         (.2)

Other. .
 . . . . . . . .

   .5       .7        2.5          1.8
                           (.7)%  (10.2)%    (36.7)%       35.8 %
/TABLE

     [3]  Deferred tax (benefit) is comprised of the following:

                                              Six Months
                         Year Ended              Ended      Year Ended
                          December 31,         December 31,   June 30,

                       1995          1994           1993        1993

State
 deferred tax
 expense net of
 federal deferred
 tax. . . . . . .
$
  (720,000)  $  (192,000)  $   160,000   $   52,000
Utilization of
 the percentage
 of completion
 method of revenue
 recognition for
 tax purposes. . .                                              66,000
Provision for
 doubtful accounts
 and certain
 expenses
 attributable to
 inventory under
 the Tax Reform
 Act of 1986 . . .


(270,000)
       88,000        57,000
(153,000)


Utilization of
 accelerated
 methods of
 depreciation for
 tax purposes. . .  (275,000)
     (236,000)      224,000     (340,000)
Compensation
 attributable to
 stock options . .

 (39,000)      (79,000)      (39,000)
(79,000)

Warranty and

 marketable

 security reserves


(256,000)
Utilization
 of net
 operating loss
 carryforward . .                               (164,000)

Deferred royalty
 income . . . . .    340,000
Write-down of
 intangible asset (2,482,000)
Interest
 not
 currently
 deductible for
 tax . . . . . .


(107,000)
      (92,000)     (269,000)
(Utilization of
 and increase
 in) tax credits                  (502,000)                   (76,000)
Restoration of
 deferred tax
 liability
 eliminated by
 utilization of
 prior year tax
 credit. . . . .                                 158,000

(Increase)
 decrease in
 availability of
 net operating
 loss and
 capital losses
 carryforwards. . (2,720,000)


 (2,708,000)                 1,132,000
Inventory (
write
 -downs
)
 recovery . . . .


(1,187,000)
     (535,000)       68,000     (136,000)
Rate differential
 due to surtax
 exemptions. . .                                  61,000
(Decrease) in
 gain arising
 from sale of
 stock by
 subsidiary . . .               (1,832,000)   (2,975,000)   4,807,000
Increase in
 valuation
 reserve on
 deferred tax
 asset. . . . . .


7,840,000
     3,955,000
Other . . . . . .




(124,000)
      18,000       (77,000)     (94,000)




$   - 0 -

 $(2,115,000)

 $(2,796,000)
  $5,179,000

/TABLE

     [4]  The deferred tax asset (liability) is as follows:

                                                      December 31,
                                                 1995           1994
Deferred tax liability:
   Other - various temporary differences. .                 $  (314,000)

Deferred tax asset:
   Alternative minimum tax credit
     carryforward . . . . . . . . . . . . .
$
    561,000       561,000
   Net operating loss and capital loss
     carryforwards (including pre-
     acquisition net operating loss
     carryforwards. . . . . . . . . . . . .     7,100,000     4,287,000
   Other - various temporary differences. .     6,559,000     1,846,000

                                               14,220,000     6,694,000

Valuation allowance on deferred asset . . .   (14,220,000)   (6,380,000)

Net deferred tax liability. . . . . . . . .  $    - 0 -     $    - 0 -

          A valuation allowance against deferred tax assets has been established since there is no assurance that the tax benefits will be realized in the future.

     [5] A subsidiary whose operations were disposed of in 1991 has various income tax benefits which are available to offset future taxable income of the parent only. These benefits consist of a net operating loss carryforward of approximately $5,700,000 ($5,042,000 for alternative minimum tax) and certain tax credits which amount to approximately $603,000 all of which are available through 2001. All such carryforwards arose prior to acquisition, and have remained with
the Company subsequent to disposal of the operations.
At December
 31,
1995, the Company has an alternative minimum tax credit of $561,000 with no limitation on the carryforward period, net operating loss carryforward of $13,300,000 which expire in 2009 and a capital loss

carryforward
 of $2,079,000 which expires in 1999.

(NOTE L) - Earnings (Loss) Per Share:

     Earnings (loss) per share are based on the weighted average number of common and common equivalent shares outstanding during each period, utilizing the treasury stock method or modified treasury stock method where applicable. The average number of shares and equivalent shares outstanding for the year ended June 30, 1993 was 6,667,000.
The average number of shares for the years ended December 31, 1995 and December 31, 1994 and for the six months ended December 31, 1993 were 5,668,000, 6,169,000 and 6,520,000, respectively; common share equivalents were not considered since their effect would be antidilutive.


(NOTE M) - Business Segments:

     The Company's business segments are electronic subsystems, apparel - U.S. operations and apparel - Canadian operations.
Corporate assets are principally cash, cash equivalents and marketable securities and in 1993 investment in and advances to affiliate. The following is business segment data for the Company as at and for the years ended December 31, 1995 and December 31, 1994, the six months ended December 31, 1993 and the year ended June 30, 1993:

                                            Six Months
                         Year Ended            Ended      Year Ended
                        December 31,        December 31,   June 30,
                      1995         1994         1993         1993
Net sales:

   Electronic
   subsystems. .  $11,763,000  $12,254,000  $ 6,659,000  $14,191,000

   Apparel - U.S.
    operations. .  35,152,000   28,543,000   19,821,000   35,973,000

   Apparel -
    Canadian
    operations. .  11,319,000   17,033,000   16,339,000   23,381,000

      T o t a l . $58,234,000  $57,830,000  $42,819,000  $73,545,000
/TABLE

                                              Six Months
                                                Ended      Year Ended
                   Year Ended December 31,   December 31,   June 30,
                     1995          1994          1993         1993

Operating income
 (loss):
   Electronic
    subsystems. $
2,287,000
  $  2,625,000  $ 2,349,000  $ 2,875,000

   Apparel -
    U.S.
    operations.  (20,780,000)   (3,217,000)   1,587,000    3,797,000

   Apparel -
    Canadian
    operations.
(1,203,000)
   (1,628,000)     (59,000)    (153,000)
   Operating
    income
    (loss). . .
(19,696,000)
   (2,220,000)   3,877,000    6,519,000

General
 corporate
 (expense). . .   (2,327,000)   (1,981,000)  (1,007,000)  (4,092,000)
Interest
 (expense). . .   (3,008,000)   (1,468,000)    (976,000)  (1,064,000)
Gain arising
 from sale of
 stock by
 subsidiary. . .                                          13,738,000
Equity in
 earnings (loss)
 of and write-
 down/write-off
 of investment
 in affiliate. .               (13,987,000)  (8,386,000)      73,000
Investment
 and other income  2,614,000       734,000      573,000    1,312,000

Earnings (loss)
 before taxes on
 income and
 cumulative
 effect of a
 change in
 accounting
 principle. . .
$(22,417,000)
 $(18,922,000) $(5,919,000) $16,486,000

Assets:
  Electronic
   subsystems . $  8,028,000  $  9,522,000  $11,615,000  $13,046,000
  Apparel - U.S.
   operations. .
 6,942,000
    27,422,000   19,526,000
  Apparel -
   Canadian
   operations. .   4,927,000     8,879,000   10,626,000   15,385,000
  Corporate
   assets. . . .  18,131,000    17,688,000   31,338,000   43,404,000

      T o t a l  $
38,028,000
  $ 63,511,000  $73,105,000  $71,835,000


Capital
 expenditures:
  Electronic
   subsystems. .$     97,000  $     47,000  $    26,000  $    68,000
  Apparel - U.S.
     operations.
358,000
       373,000      137,000
  Apparel -
   Canadian
   operations                      191,000       53,000       75,000

     T o t a l  $
455,000
  $    611,000  $   216,000  $   143,000

Depreciation and
   amortization:
    Electronic
     subsystems.$
116,000
  $    343,000  $   190,000  $   391,000
    Apparel -
     U.S.
     operations.     163,000        55,000       24,000
    Apparel -
     Canadian
     operations.     119,000       111,000       48,000       66,000

      T o t a l $
398,000
  $    509,000  $   262,000  $   457,000
/TABLE

(NOTE N) - Investment in and Advances to Affiliate:

     Classic was a wholly owned subsidiary of the Company until it consummated a public offering of its common stock in November 1992, reducing the Company's equity interest to 43%. As a result of the offering, the Company recognized a gain of $13,738,000 in that year, representing the Company's proportionate share of the increase in the underlying equity of Classic. Approximately $18,200,000 of the net proceeds to Classic was used to repay subordinated indebtedness owed to the Company. The Company accounted for its 43% ownership of the common stock of Classic using the equity method.

     During the six months ended December 31, 1993 the Company wrote-down its investment in Classic by $8,386,000. For the three-month period ended February 28, 1994, Classic recorded a net loss of $3,453,000 and on May 13, 1994 and May 16, 1994, Classic and its wholly owned subsidiaries filed petitions under Chapter 11 of the United States Bankruptcy Code. Consequently, the Company recorded a charge of $13,987,000 which includes its 43% equity interest in Classic and subordinated debt approximating $2,400,000 and a cash charge of approximately $2,500,000 of related costs. See Note
J[5
]
with respect to related litigation.

     The following represents condensed financial information of Classic as of and for the five-month period ended November 30, 1993 and as of and for the year ended June 30, 1993:

                                           November 30,  June 30,
                                               1993        1993
                                               (In Thousands)
     Current assets . . . . . . . . . . .    $35,185     $41,001

Noncurrent
 assets. . . . . . . . . .     14,777      14,604

               Total assets . . . . . . .    $49,962     $55,605

     Current liabilities. . . . . . . . .    $11,551     $ 7,784

Noncurrent
 liabilities . . . . . . .      5,599       6,527

               Total liabilities. . . . .     17,150      14,311

     Stockholders' equity . . . . . . . .     32,812      41,294

               Total liabilities and
                 stockholders' equity . .    $49,962     $55,605

     Net sales. . . . . . . . . . . . . .    $32,634     $79,115
     Gross profit . . . . . . . . . . . .        596      20,447
     Income before cumulative effect of a
        change in accounting principle. .                  1,808
     Net income (loss). . . . . . . . . .     (8,654)      2,451
/TABLE

(NOTE O) - Change of Accounting Principle and Fourth Quarter
           Adjustments:

     [1] In December 1995 and December 31, 1994, the Company and certain subsidiaries recorded inventory write-downs of approximately $4,500,000 and $2,400,000, respectively.

     [2] The Company recorded tax expense of approximately $1,200,000 for the fourth quarter resulting from the lack of assurance of realizing an anticipated tax benefit from future earnings.

     [3] In June 1993, the Company's 43% owned affiliate, Classic, adopted the accounting policy of deferring design costs that relate to goods to be sold in future selling seasons retroactive to the beginning of the fiscal year. In prior years, it was Classic's policy to include design costs in overhead in the year incurred. Such change resulted in a cumulative effect of a change in accounting principle of $643,000 (net of taxes of $386,000) being recorded by the Company in the fourth quarter of the fiscal year ended June 30, 1993 with a reduction to the amount of gain recognized from the sale of stock by Classic.

          Earnings before cumulative effect of the change in accounting principle for the year ended June 30, 1993 was increased by approximately $180,000 as a result of the change.


(NOTE P) - Subsequent Events:

     On February 6, 1996, the Company, through a wholly-owned subsidiary acquired certain assets subject to certain liabilities of Astrosystems, Inc. and
Behlman
 Electronics, Inc.  The assets
are

primarily used in the business of manufacturing and selling various power supply and power source products. The purchase price for the assets, which includes inventory, equipment and other physical property, was approximately $3,700,000, subject to a final valuation of said assets as of the closing date. The transaction was partially financed pursuant to a bridge loan in the amount of $500,000 from the Company's primary lender in anticipation of a term loan and revolving credit facility which will replace the bridge loan. The bridge loan is secured with a second mortgage on the Company's corporate facility.


(NOTE Q) - Death of Principal Officer:

     On February 24, 1995, the Company's principal officer died. Pursuant to his employment contract, the Company will pay approximately $800,000 to the principal officer's estate in monthly installments over the next three years. The Company received insurance proceeds aggregating $1,500,000 on keyman policies on the life of the principal officer. Such amounts reflected above have been recorded in the accompanying financial statements.

(NOTE R) - Available-For-Sale Securities:

     The following is a summary of available-for-sale securities as of December 31, 1995:

                                            Current      Noncurrent
     U.S. Treasury bills . . . . . . . .  $10,400,000

     Equity securities . . . . . . . . .       12,000

     Debt securities issued by other
        government agencies. . . . . . .    2,919,000

     Corporate debt securities . . . . .    1,731,000     $795,000

                                           15,062,000      795,000
     Restricted value of portfolio

used
 to collateralize credit
        facilities . . . . . . . . . . .    7,567,000

     Balance of securities portfolio

   (including

$3,540,000
 of

marketable
 securities used

to
 satisfy outstanding debt

classified
 as a current

obligation).
 . . . . . . . . . .  $ 7,495,000     $795,000

     On December 31, 1995 the Company transferred its marketable securities to the available for sale category of investments
(Note A[6]). On the date of the transfer all debt securities were being carried at their amortized cost which approximated fair market value. Under the terms of certain credit facilities the Company s investment
 portfolio and certain cash balances must be maintained at a minimum collateral value. On December 31, 1995, this collateral requirement amounted to approximately $11,647,000 of which $540,000 represents
 the balance in cash accounts, $3,540,000 represents available-for-sale securities classified as current assets and the remainder was shown as restricted investments.
                REPORT OF INDEPENDENT AUDITORS ON SCHEDULE



Board of Directors and Stockholders
Orbit International Corp.
Hauppauge
, New York


     The audits referred to in our report dated March
21,
 1996,
included Schedule II as at December 31, 1995 and December 31,
1994,
and for
 the years ended December 31, 1995 and December 31,
1994,
for
 the six months ended December 31,
1993 and for the year
ended June 30, 1993.


     In our opinion, such schedules present fairly the information set forth therein in compliance with the applicable accounting regulation of the Securities and Exchange Commission.



Richard A.
Eisner
 & Company,
LLP


New York, New York
March
21,
 1996
SCHEDULE II
                                ORBIT INTERNATIONAL CORP. AND SUBSIDIARIES
                                     VALUATION AND QUALIFYING ACCOUNTS












Column A
Column B
Column C
Column D
Column E




        Additions








(1)
(2)






Balance at
Charged to
Charged
to

Balance at



beginning
cost and
other
accounts
- -
Deductions
- -

end of



of period
expenses
describe
describe

period


Year ended
December 31,
1995:










   Reserve for
estimated
doubtful
accounts







and allowance.
$  769,000

$  887,000


$ 80,000 **
$ 1,576,000











   Valuation
allowance on
deferred






$14,220,000


tax asset.
$6,380,000

$7,840,000






















Year ended
December 31,
1994:







   Reserve for
estimated
doubtful
accounts







and allowance.
$  882,000

$  226,000


$339,000 **
$   769,000











   Valuation
allowance on
deferred







tax asset. . .
$2,425,000
$3,955,000



$ 6,380,000



















Six-month year
ended December
31, 1993:







   Reserve for
estimated
doubtful
accounts







and allowance.
$  676,000

$  171,000

$263,000 *
$228,000 **
$   882,000











   Valuation
allowance on
deferred







     tax asset.
$   - 0 -
$2,425,000



$ 2,425,000



















Year ended
June 30, 1993:







   Reserve for
estimated
doubtful
accounts.



$  655,000



$  563,000




$467,000 **

















  75,000 ***











    T O T A L .

$  655,000
$  563,000


$542,000
$   676,000























*    Reserve of acquired division at
date of acquisition.





**   Amount represents
write-offs.






***  Reduction from
deconsolidated
 operations.













The accompanying notes to financial statements are an integral part hereof.

EXHIBIT 22
                            ORBIT INTERNATIONAL CORP.

                            SUBSIDIARIES OF REGISTRANT






State of


Name
Incorporation






Canada
Classique
 Inc.
New Jersey






Orbit International of California, Inc.
California







Symax
 Garment Co. (1993) Ltd.
Delaware






Winnipeg Leather (1991) Inc.
Delaware






Ax
Elle
 Fashions, Inc.
Delaware






The East End Apparel Group, Ltd.
Delaware






Rice Apparel International, Inc.
Delaware